Calculation of Filing Fee Tables
S-8
US ENERGY CORP
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	4,062,689	$ 1.1125	$ 4,519,741.51	0.0001531	$ 691.97
Total Offering Amounts:						$ 4,519,741.51		$ 691.97
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 691.97
Offering Note
[1]	This Registration Statement on Form S-8 relates to an additional 4,062,689 shares of the common stock, par value $0.01 per share (the "Common Stock") of U.S. Energy Corp. (the "Registrant" or the "Company") reserved for issuance pursuant to future awards under the 2022 Equity Incentive Plan (the "2022 Plan") of the Company. The Company previously filed a registration statement on Form S-8 (Registration No. 333-267267) with respect to shares issuable under the 2022 Plan. In accordance with Rule 416 under the Securities Act, this Registration Statement shall be deemed to cover an indeterminate number of additional shares that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions. Proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average of the high ($1.125) and low ($1.110) prices of the Registrant's Common Stock as reported on the Nasdaq Capital Market on September 8, 2025, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A